UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 27, 2006

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

This report amends a previous report filed as of the date hereof to properly reflect the date of the Board action in Item 1.01. The correct date, January 26, 2006, is reflected below.

At its meeting on January 26, 2006, the Board of Directors (the Board) of Union Pacific Corporation (the Company), upon recommendation of the Compensation and Benefits Committee (the Committee), approved a new Long Term Plan (the Plan) to motivate and reward key executives that make significant contributions to the Company’s achievement of its financial and operational goals and closely align the interests of those executives with Company shareholders. The Plan will operate through grants of stock units subject to a three (3) year performance and service period beginning January 1 of any year (the Performance Period). Stock units that are earned under the Plan will be paid out in the form of Company stock following the end of the Performance Period based on the achievement of Company performance goals over the Performance Period, provided an executive’s grants are not forfeited under the terms of the Plan. The individual executives eligible to participate in the Plan will be determined by the Committee not later than ninety (90) days after the commencement of the Performance Period.

The performance criteria for the Plan used to determine the number of stock units that will be earned during the Performance Period is annual return on invested capital (ROIC), as calculated by the Committee pursuant to criteria established by the Committee, which may be adjusted to reflect the effect of special transactions or events such as significant gains on the sale of real estate, tax adjustments, accounting charges or reclassifications. At the end of year one of the Performance Period, the executive may earn up to one-third of the target number of stock units granted to him or her based on the first year of ROIC performance achieved. At the end of year two, the executive may earn additional stock units up to a total of two-thirds of the target number of stock units granted to him or her based on the average of the first two years of ROIC performance achieved. During year three of the Performance Period, the executive may earn up to two hundred percent of the target number of stock units granted to him or her based on the average of all three years of ROIC performance achieved. If the minimum performance target is not met, executives will not be entitled to any payout under the Plan. To allow for tax deductibility of stock units earned under the Plan, stock units also are conditioned on the satisfaction of a minimum Operating Income condition.

Dividend equivalents will accrue on stock units during the Performance Period once the stock units have been earned. Stock units earned in years one and two are subject to forfeiture for termination of employment before the end of the Performance Period. Any grant of stock units under the Plan is subject to the terms of the Company’s 2004 Stock Incentive Plan, under which the maximum amount of stock units granted to any one executive, when aggregated with other retention share and stock unit grants during any consecutive thirty-six month period, will not exceed 750,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2006

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel